UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2016

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

The employment agreement (the “Employment Agreement”) between Thomas R. Mika and CollabRx, Inc., a wholly owned subsidiary of Rennova Health, Inc. (the “Company”), was not renewed by the Company beyond its initial one year term and, as a result, the Employment Agreement terminated on November 2, 2016. Subject to the terms and conditions in the Employment Agreement, Mr. Mika is eligible to receive an amount equal to his base salary of $310,000 and twelve months of COBRA premiums for Mr. Mika.

Under the terms of the Stockholders’ Agreement, dated as of April 15, 2015, and in connection with the termination of the Employment Agreement, Mr. Mika resigned as Chairman and a member of the Board of Directors of the Company, effective November 3, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2016	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan Chief Executive Officer (principal executive officer)

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